Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Diffusion Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share (2)	Rule 457(c) and Rule 457(h)	41,292	$11.09	(4)	$457,929	(4)	0.0000927	$42.44
Equity	Common Stock, $0.001 par value per share (3)	Rule 457(c) and Rule 457(h)	40,239	$7.12	(5)	$286,502	(5)	0.0000927	$26.56
Total Offering Amounts						$744,431			$69.02
Total Fee Offsets									—
Net Fee Due									$69.02

(1)

This Registration Statement relates to 81,531 shares of common stock, $0.001 par value per share (“common stock”) of Diffusion Pharmaceuticals Inc. (the “Registrant”) not previously registered and subject to awards outstanding or available for issuance under the Registrant’s 2015 Equity Incentive Plan, as amended (the “Plan,”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration or to prevent dilution.

(2)	Represents shares of the Registrant’s common stock not previously registered and subject to awards outstanding under the Plan (the “Outstanding Awards”).

(3)	Represents shares of the Registrant’s common stock not previously registered and available for issuance under the Plan.

(4)

Calculated solely for purposes of determining the registration fee for this offering under Rule 457(h) of the Securities Act and based on the weighted average exercise price of the applicable Outstanding Awards.

(5)

Calculated solely for purposes of determining the registration fee for this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low selling price per share of the Registrant’s common stock on August 11, 2022, as reported by Nasdaq.